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                      [PricewaterhouseCoopers Letterhead]
                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement on Form S-4 concerning the merger of Peoples National Bank of Rural Valley into Laurel Bank, a wholly-owned subsidiary of BT Financial Corporation of our report, dated January 28, 1998, on our audits of the consolidated financial statements of BT Financial Corporation and affiliates as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".


/s/ PricewaterhouseCoopers LLP

August 14, 1998